Exhibit 99.1

Corbus Pharmaceuticals Appoints George Golumbeski, Ph.D., to Board of Directors

●	Dr. Golumbeski formerly led corporate and business development at Celgene and Novartis
●	Appointment adds unique skill set to Corbus Board ahead of several key data readouts this summer

Norwood, MA, [July 8, 2020]— Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical-stage drug development company pioneering transformative medicines that target the endocannabinoid system (ECS), today announced the appointment of George Golumbeski, Ph.D., to its Board of Directors.

During his corporate career, Dr. Golumbeski held senior leadership positions in business development at Celgene, Novartis, Elan Pharmaceuticals and Schwarz Pharma. In these roles, he drove business strategies that created value, fostered internal and external collaboration, and built creative deal structures and teams to grow those businesses. At Celgene, he served as Executive Vice President and was responsible for the entire array of business development activities (R&D collaborations, Licensing Agreements, M&A and Alliance Management). During his nine years at the Company, he and his colleagues established Celgene as “Partner of Choice” in the biotechnology industry. Dr. Golumbeski currently serves as a Director on the Boards of Enanta Pharmaceuticals, MorphoSys, Sage Therapeutics as well as several privately held companies.

Dr. Golumbeski commented, “I am really pleased to join the team at Corbus. Philosophically, I am highly aligned with Corbus’ focus on non-incremental scientific innovation directed at the highest degree of unmet medical needs. Lenabasum is a first-in-class molecule, and systemic sclerosis, as well as dermatomyositis, currently have no approved therapies for the overall treatment of disease. This makes the work underway at Corbus both very exciting and very important. I look forward to working with the Board and the Executive Team as Corbus approaches many strategic and corporate development milestones.”

“The breadth, depth and sustained excellence of George’s experience and accomplishments make him an ideal Board member at this pivotal time for the Company. We are honored he has chosen to join us,” said Alan Holmer, Chairman of Corbus’ Board of Directors.

“George’s decades of experience growing companies and advancing innovation will be a significant asset to Corbus as we transition from a pre-commercial R&D organization to a commercial company with a deep pipeline of novel drug candidates, all targeting the ECS,” stated Yuval Cohen, Ph.D., Chief Executive Officer of Corbus. “With George’s addition to the board, the potential for what we can do with our ECS platform is greatly enhanced.”

About Lenabasum

Lenabasum is a rationally designed, oral, small molecule that selectively binds as an agonist to the cannabinoid receptor type 2 (CB2), resolves inflammation, and limits fibrosis. CB2 is preferentially expressed on activated immune cells and on fibroblasts, muscle cells, and endothelial cells. In both animal and human studies conducted to date, lenabasum has induced the production of pro-resolving lipid mediators that activate endogenous pathways which resolve inflammation and speed bacterial clearance without immunosuppression. Data from animal models and human clinical studies suggest that lenabasum can reduce expression of genes and proteins involved in inflammation and fibrosis. Lenabasum has demonstrated promising activity in animal models of skin and lung inflammation and fibrosis in systemic sclerosis (SSc). Lenabasum is also active in animal models of lung infection and inflammation in cystic fibrosis and joint inflammation and scarring in rheumatoid arthritis.

Lenabasum has demonstrated acceptable safety and tolerability profiles in clinical studies to date. Lenabasum treatment was associated with improvement in multiple physician-assessed and patient-reported efficacy outcomes in Phase 2 studies in patients with diffuse cutaneous SSc and patients with dermatomyositis with active skin involvement but not currently active muscle involvement. Lenabasum treatment also was associated with a lower rate of and longer time to pulmonary exacerbations in a Phase 2 cystic fibrosis study.

Lenabasum is not approved for the treatment of systemic sclerosis, dermatomyositis, cystic fibrosis or systemic lupus erythematosus.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a Phase 3 clinical-stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat inflammatory and fibrotic diseases by leveraging its pipeline of rationally designed, endocannabinoid system-targeting drug candidates. The Company’s lead product candidate, lenabasum, is a novel, oral, selective cannabinoid receptor type 2 (CB2) agonist rationally designed to resolve chronic inflammation and fibrotic processes. Lenabasum is currently being evaluated in systemic sclerosis, cystic fibrosis, dermatomyositis and systemic lupus erythematosus.

Corbus is also developing a pipeline of drug candidates targeting the endocannabinoid system. The pipeline includes CRB-4001, a 2nd generation, selective cannabinoid receptor type 1 (CB1) inverse agonist designed to be peripherally restricted. Potential indications for CRB-4001 include nonalcoholic steatohepatitis (NASH), among others. Corbus expects data from its Phase 1 safety study in 2020.

Lenabasum is not approved for the treatment of systemic sclerosis, dermatomyositis, cystic fibrosis or systemic lupus erythematosus. CRB-4001 is not approved for the treatment of NASH/NAFLD. For more information on Corbus’ clinical programs, please visit here.

Please visit www.CorbusPharma.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corbus Pharmaceuticals Contacts:

Ted Jenkins, Senior Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7745

Email: ir@corbuspharma.com

Lindsey Smith, Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7749

Email: mediainfo@corbuspharma.com

Christina Tartaglia

Stern Investor Relations

Phone: +1 (212) 362-1200

Email: christina.tartaglia@sternir.com